CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated July 16, 1999, in this Registration Statement (Form N-1A No. 333-26087) of Mitchell Hutchins Portfolios (comprising, the Mitchell Hutchins Aggressive Portfolio, Mitchell Hutchins Moderate Portfolio and Mitchell Hutchins Conservative Portfolio).





                                           ERNST & YOUNG LLP


New York, New York
September 27, 1999